Exhibit 10.10

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT (this “Agreement”), dated January 22, 2010 by and among ________________________________________ (“Pledgor”); the subscribers who are parties to a certain Subscription Agreement among China Yongxin Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), and such Subscribers identified on Schedule I hereto (each a “Pledgee”); and Collateral Agents, LLC, a Delaware Limited Liability Company (“Collateral Agent”) on behalf of Pledgees;

WITNESSETH:

WHEREAS, the Pledgee will lend up to the amount set forth on Schedule I hereto to Borrower, with such loan to be evidenced by one or more convertible promissory Notes (each a “Note”); and

WHEREAS, Pledgor is a shareholder, officer and/or director of Borrower, and it is to his benefit and advantage that the loan is made and the Note is issued; and

WHEREAS, in order to induce Pledgee to make the loan and accept the Note, the Pledgor has agreed to secure all of the Borrower’s obligations under the Note with the grant to the Pledgee of a first priority security interest in Pledgor’s shares of Borrower’s $.001 par value Common Stock, which Common Stock is owned of record and beneficially controlled by the Pledgor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions.

The following terms shall have the following meanings wherever used in this Agreement:

•           “Event of Default” shall have the meaning given thereto in the Note.

•           “Loan” means the advance of funds under the Note.

•           “Obligations” shall mean all principal and interest and other payments which may be due and payable under the Note, whether upon stated maturity, by acceleration, or otherwise, outstanding at any time and under this Agreement, and pursuant to the “Transaction Documents” as defined in the “Subscription Agreement” pursuant to which the Note is being issued.

•           “Pledged Stock” shall mean in the aggregate, _____________ shares of $0.001 par value Common Stock of Borrower.

•           “Satisfaction Date” shall mean that date on which all of the Obligations have been indefeasibly paid or otherwise satisfied in full.

•           All other capitalized terms shall have the meanings ascribed to them in the Transaction Documents.

2.           Pledge of the Pledged Stock/Additional Deposits.

(a)           As security for the due and timely payment and performance of all of the Obligations, the Pledgor pledges to the Pledgee, and grants to the Pledgee a first priority lien and security interest in, all of the Pledged Stock (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Pledged Stock and all cash and non-cash proceeds thereof, until the Satisfaction Date.  The Pledged Stock and all property at any time pledged to the Pledgee hereunder or in which the Pledgee is granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof are herein included in the definition of Pledged Stock.  The Pledged Stock includes all Pledged Stock in which Pledgor has a direct or indirect interest or beneficial interest regardless of the manner in which title is held or the name of the holder of the Pledged Stock on the books and records of Borrower or its transfer agent.

(b)           In furtherance of the pledge hereunder, the Pledgor is, concurrently herewith, delivering to the Pledgee, the certificates representing all of the Pledged Stock, each of which now remains in the name of the Pledgor and accompanied by appropriate undated stock powers duly endorsed in blank by the Pledgor bearing “medallion” signature guarantees.

(c)           If, while this Agreement is in effect, the Pledgor becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any conversion, reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any Pledged Stock or otherwise, the Pledgor agrees to accept the same as agent for the Pledgee, to hold the same in trust on behalf of and for the benefit of the Pledgee, and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated “medallion” stock or other powers duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of the Pledgor shall be paid over to the Pledgee, to be held by the Pledgee, subject to the terms and conditions hereof, as additional collateral security for the Obligations.

3.           Retention of the Pledged Stock.

(a)           Except as otherwise provided herein, the Pledgee shall have no obligation with respect to the Pledged Stock, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

(b)           The Pledgee shall hold the Pledged Stock in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

4.           Rights of the Pledgor.  Throughout the term of this Agreement, so long as an Event of Default has not occurred and is continuing, the Pledgor shall have the right to vote the Pledged Stock in all matters presented to the stockholders of the Borrower for vote thereon, except in a manner inconsistent with the terms of this Agreement or detrimental to the interests of the Pledgee.

5.           Event of Default; Rights of Pledgee; Power of Attorney.

(a)           Upon the occurrence and during the continuance of any Event of Default, the Pledgee shall have the right to: (i) exercise all voting and corporate rights of, and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to, any Pledged Stock as if the Pledgee were the absolute owner thereof, including (without limitation) in connection with the merger, consolidation, reorganization, recapitalization or other readjustment of the Borrower or Pledgor or upon the exercise by the Pledgor or the Pledgee of any right, privilege or option pertaining to any of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Pledgee may determine, all without liability except to account for property actually received by it; (ii) apply any funds or other property received in respect of the Pledged Stock to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Pledged Stock, all of which shall, upon receipt by the Pledgee, be applied to the Obligations; (iii) transfer all or any portion of the Pledged Stock (as determined by the Pledgee in its discretion) on the books of the Pledgor to and in the name of the Pledgee or such other person or persons as the Pledgee may designate; (iv) effect any commercially reasonable sale, transfer or disposition of all or any portion of the Pledged Stock and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Stock; (v) collect, sue for and give acquittance for any money due on account of any of the foregoing; and (vi) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgee may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

(b)           In furtherance of the foregoing powers of the Pledgee, the Pledgor hereby authorizes and appoints the Pledgee, effective upon the occurrence and during the continuation of an Event of Default, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Pledgee, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers.  Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law.  Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgee to exercise any of the rights or powers granted herein.

(c)           The foregoing rights and powers granted to the Pledgee, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock or any other property held or received by the Pledgee hereunder.

6.           Foreclosure; Sale of Pledged Stock.

(a)           Without limitation of paragraph 5 above, in the event that the Pledgee shall make any sale or other disposition of any or all of the Pledged Stock following an Event of Default, the Pledgee may also:

(i)           offer and sell, in a commercially reasonable manner, all or any portion of the Pledged Stock publicly through a registered broker-dealer, or by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgee and its counsel may deem appropriate, and who may be required to represent that they are purchasing Pledged Stock for investment and not with a view to distribution;

(ii)          sell any or all of the Pledged Stock upon credit or for future delivery, in a commercially reasonable manner, without being in any way liable for failure of the purchaser to pay for the subject Pledged Stock; and

(iii)         receive and collect the net proceeds of any sale or other disposition of any Pledged Stock, and apply same in such order and to such of the Obligations (including the customary costs and expenses of the sale or disposition of the Pledged Stock) as the Pledgee may, in its absolute discretion, deem appropriate.

(b)           Upon any sale of any of the Pledged Stock in accordance with this Agreement, the Pledgee shall have the right to assign, transfer and deliver the subject Pledged Stock to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Stock absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Pledged Stock, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

(c)           Following the occurrence and during the existence of an Event of Default, Pledgor will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Pledged Stock.

(d)           Nothing herein contained shall be deemed to require the Pledgee to effect any sale or disposition of any Pledged Stock at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called.  It is the intention of the parties hereto that the Pledgee shall, subject to any further conditions imposed by this Agreement, upon the occurrence and during the continuation of an Event of Default, have the right to use or deal with the Pledged Stock as if the Pledgee were the outright owner thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law.

(e)           The Pledgee may exercise its rights with respect to each and every component of the Pledged Stock, without regard to the existence of any other security or source of payment for, in order to satisfy the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Pledgee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code then in effect in the State of New York.

(f)           Pledgee is authorized, at any such sale, if the Pledgee deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Pledged Stock for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Pledgee deems advisable to ensure such compliance.  Sales made to the highest bidder in pursuant to such restricted sale shall be deemed to have been made in a commercially reasonable manner.

(g)           All proceeds received by Pledgees in respect of any sale, collection or other enforcement or disposition of Pledged Stock, shall be applied (after deduction of any amounts payable to Pledgees pursuant to Paragraph 10 hereof) against the Obligations.   Upon payment in full of all Obligations, Pledgor shall be entitled to the return of all Pledged Stock, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Pledgees incurred in connection with the liquidation of the Pledged Stock (unless another person is legally entitled thereto).  Any assignment of Pledged Stock by the Pledgees to Pledgor shall be without representation or warranty of any nature whatsoever and wholly without recourse.  To the extent allowed by law, each Pledgee may purchase the Pledged Stock and may pay for such purchase by offsetting the purchase price with such Pledgees proportionate share of the Obligations owed to such Pledgee by Borrower arising under the Obligations or any other source; provided however, that if any Pledgee shall purchase Pledged Stock, the per share purchase price therefor shall be no less than 100% of the average closing bid price of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five (5) trading days immediately preceding the Event of Default giving rise to the right of Pledgees to dispose of the Pledged Stock under this Agreement.

(h)           Without limiting, and in addition to, any other rights, options and remedies Pledgee has under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, Pledgee shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction.  Pledgor expressly agrees that such a receiver will be able to manage, protect and preserve the Pledged Stock and until a sale or other disposition of the Pledged Stock shall be finally made and consummated.  Pledgor waives any right to require a bond to be posted by or on behalf of any such receiver.

7.           Covenants, Representations and Warranties.

In connection with the transactions contemplated by this Agreement, and knowing that the Pledgee is and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

(a)           the Pledged Stock has been and will be duly and validly issued, is and will be fully paid and non-assessable, and is and will be owned by the Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgee pursuant to this Agreement;

(b)           there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the Pledged Stock by the Pledgor, and the Pledgor has the absolute right to pledge the Pledged Stock hereunder without the necessity of any consent of any Person;

(c)           neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor or Borrower;

(d)           this Agreement has been duly executed and delivered by the Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

(e)           there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock; and

(f)           upon execution of this Agreement by Pledgor, the Pledgee shall have the senior security interest in the Pledged Stock.

8.           UCC Filings.   Pledgor hereby grants to Pledgee the right and authority at Pledgee’s expense, to file UCC Financing Statements in Washington, D.C., Delaware, New York and any other jurisdiction in the sole discretion of Pledgee to memorialize the security interest herein granted.

9.           Return of the Pledged Stock.  To the extent that the Pledgee shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, at the Satisfaction Date, any security interest in the Pledged Stock shall automatically terminate, cease to exist and be released, and the Pledgee shall forthwith return the Pledged Stock to and in the name of the Pledgor, and file, at Pledgor’s reasonable expenses, releases of Pledgee’s security interest in the Pledged Stock.

10.         Expenses of the Pledgee.   All reasonable expenses incurred by the Pledgee (including but not limited to reasonable attorneys’ fees) in connection with any actual or attempted sale or other disposition of Pledged Stock hereunder shall be reimbursed to the Pledgee by the Pledgor on demand, or, at the Pledgee’s option, such expenses may be added to the Obligations and shall be payable on demand.

11.         Further Assurances.  From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may reasonably request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, and in order to enable the Pledgee to exercise any of its rights hereunder.

12.         Miscellaneous.

(a)           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Pledgor:	c/o China Yongxin Pharmaceuticals, Inc.
927 Canada Court
City of Industry, CA 91748
Attn: Yongxin Liu, CEO
Fax: (626) 581-9138

With a copy by facsimile only to:

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Attn: Ryan Hong, Esq.
Fax: (310) 208-1154

To Pledgees:	As identified on Schedule I hereto

To Collateral Agent:	Collateral Agents, LLC
111 West 57th Street, Suite 1416
New York, NY 10019
Attn: General Counsel
Fax: (212) 245-9101

If to Pledgor, Pledgees,
or Collateral Agent
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

(b)           If any notice to Pledgor of the sale or other disposition of Pledged Stock is required by then applicable law, five (5) business days prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) to Pledgor of the time and place of any sale of Pledged Stock which Pledgor agrees may be by private sale.  The rights granted in this Section are in addition to any and all rights available to Pledgee under the Uniform Commercial Code.

 (c)          The laws of the State of New York including but not limited to Article 9 of the Uniform Commercial Code as in effect from time to time, shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto.  The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State and County of New York, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

(d)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.  The Pledgor shall not, however, assign any of its or his rights or obligations hereunder without the prior written consent of the Pledgee, and the Pledgee shall not assign its rights hereunder without simultaneously assigning its obligations hereunder to the subject assignee.  Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

(e)           Neither any course of dealing between the Pledgor and the Pledgee nor any failure to exercise, or any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

(f)           The rights of the Pledgees hereunder, except as otherwise set forth herein shall be exercised upon the approval of Pledgees holding 75% of the outstanding Obligations (“Majority in Interest”) at the time such approval is sought or given.  Any tangible or physical Pledged Stock shall be delivered to and be held by the Collateral Agent pursuant to this Agreement and on behalf of all Pledgees as to their respective rights.

(g)          The Collateral Agent was appointed by the Pledgees pursuant to a Collateral Agent Agreement of even date herewith.  All of the rights and benefits granted to the Pledgees pursuant to this Agreement, including the security interest and enforcement rights are also granted to the Collateral Agent and will be exercised by Collateral Agent on behalf of Pledgees pursuant to the Collateral Agent Agreement.  All deliveries required to be made by Pledgors hereunder shall be made to the Collateral Agent.

(h)          The Pledgee’s rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently and by the Escrow Agent on Pledgee’s behalf or pursuant to the Escrow Agreement.

(i)           No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgee shall have consented thereto in writing.

(j)           The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

(k)           If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

(l)           This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

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CHINA YONGXIN PHARMACEUTICALS, INC., a Delaware corporation, acknowledges the execution of the foregoing Stock Pledge Agreement and agrees to cooperate with the Pledgees and Collateral Agent and further agrees not to take any action or suffer inaction inconsistent with the Pledgees’ and Collateral Agent’s lawful rights under the Stock Pledge Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

CHINA YONGXIN PHARMACEUTICALS, INC.
a Delaware corporation

By:
Name:
Title:

PLEDGOR:

OMNIBUS PLEDGEE SIGNATURE PAGE TO
STOCK PLEDGE AGREEMENT

The undersigned, in its capacity as a Pledgee, hereby executes and delivers the Stock Pledge Agreement to which this signature page is attached and agrees to be bound by the Stock Pledge Agreement on the date set forth on the first page of the Stock Pledge Agreement. This counterpart signature page, together with all counterparts of the Stock Pledge Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Stock Pledge Agreement.

[Print Name of Pledgee]	[Name of Co-Pledgee, if applicable]

[Signature]	[Signature]

Name:	Name:
Title:	Title:

Mailing Address:	Telephone No.:_____________________________
Facsimile No:_______________________________
Email Address:______________________________

(City, State and Zip)

COLLATERAL AGENT SIGNATURE PAGE TO
STOCK PLEDGE AGREEMENT

The undersigned, in its capacity as a Collateral Agent, hereby executes and delivers the Stock Pledge Agreement to which this signature page is attached and agrees to be bound by the Stock Pledge Agreement on the date set forth on the first page of the Stock Pledge Agreement.  This counterpart signature page, together with all counterparts of the Stock Pledge Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Stock Pledge Agreement.

COLLATERAL AGENT:

COLLATERAL AGENTS, LLC

By:
Name:
Title:

Schedule I

First Financing (January 22, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$300,000.00	1,500,000
Dana Katzenmeier	$50,000.00	250,000
Fourth Street Holdings, LP	$100,000.00	500,000
Robert B. Prag	$100,000.00	500,000
Peter B. Tentler	$50,000.00	250,000
Richardson & Patel LLP	$100,000.00	500,000

TOTAL	$700,000.00	3,500,000

 Second Financing (March 4, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Marc Freeman	$75,000.00	15,000
Paul T. Mannion Jr.	$25,000.00	5,000
Linda Hecter	$25,000.00	5,000
TOTAL	$125,000.00	25,000

First Financing (May 3, 2010)

Subscribers	Note Principal Amount	Shares for which Warrant can be Exercised
Excalibur Special Opportunities LP	$100,000.00	500,000
Dana Katzenmeier	$25,000.00	125,000
Fourth Street Holdings, LP	$40,000.00	200,000
Robert B. Prag	$50,000.00	250,000
Peter B. Tentler	$25,000.00	125,000
Paul T. Mannion Jr.	$10,000.00	50,000
TOTAL	$250,000.00	1,250,000

Schedule II

Schedule prepared in accordance with Instruction 2 to Item 601 of Regulation S-K

The Stock Pledge Agreements dated January 22, 2010 are substantially identical in all material respects except as to the pledgor.  The number of stocks pledged for all Stock Pledge Agreements is 26,599,988 shares of the Company’s common stock.

Pledgor
Perfect Sum Investment Ltd.
Misala Holdings Inc.
Boom Day Investments Ltd.

The text of the Stock Pledge Agreements is incorporated by reference from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2010.